                                    EXHIBIT 3

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

           CSFB ALTERNATIVE CAPITAL LONG/SHORT EQUITY MASTER FUND, LLC
                   Tendered Pursuant to the Offer to Purchase
                                Dated May 3, 2005
                             As Amended May 31, 2005

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                            RECEIVED BY PFPC INC. BY,
                 12:00 MIDNIGHT, EASTERN TIME, ON JUNE 14, 2005,
                          UNLESS THE OFFER IS EXTENDED.


                Complete This Notice of Withdrawal And Return To:

          CSFB Alternative Capital Long/Short Equity Master Fund, LLC,
                                  c/o PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                      Attention: Tender Offer Administrator
                              Phone: (800) 348-1824
                               Fax: (302) 791-2790

Ladies and Gentlemen:

       The undersigned wishes to withdraw the tender of its outstanding units of interest in CSFB Alternative Capital Long/Short Equity Master Fund, LLC (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.


       Such tender was in the amount of:

         / /      The undersigned's entire outstanding units of interest.

         / /      A portion of the undersigned's outstanding units of interest expressed as a specific dollar value.

         $_________________

       The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                 FOR OTHER INVESTORS:
AND JOINT TENANTS:


--------------------------------------   ---------------------------------------
Signature                                Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION
AGREEMENT)


--------------------------------------   ---------------------------------------
Print Name of Investor                   Signature
                                         (SIGNATURE OF OWNER(S) EXACTLY AS
                                         APPEARED ON SUBSCRIPTION
                                         AGREEMENT)


--------------------------------------   ---------------------------------------
Joint Tenant Signature if necessary      Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION
AGREEMENT)


--------------------------------------   ---------------------------------------
Print Name of Joint Tenant               Co-signatory if necessary (SIGNATURE OF
                                         OWNER(S) EXACTLY AS APPEARED ON
                                         SUBSCRIPTION AGREEMENT)


                                         ---------------------------------------
                                         Print Name and Title of Co-signatory


Date: ______________